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                                                                      EXHIBIT 21

                        METALS USA, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)

                            PRINCIPAL SUBSIDIARY LIST

Aerospace Specification Metals, Inc.
Aerospace Specification Metals-U.K., Inc.
Allmet Building Products, L.P.
Harvey Titanium, Ltd.
i-Solutions Direct, Inc.
Metalmart, Inc.
Metals Aerospace International, Inc.
Metals Receivables Corporation
Metals USA Building Products Southeast, Inc.
Metals USA Carbon Flat Rolled, Inc.
Metals USA Flat Rolled Central, Inc.
Metals USA Management Co., L.P.
Metals USA Plates and Shapes Northcentral, Inc.
Metals USA Plates and Shapes Northeast, L.P.
Metals USA Plates and Shapes Southcentral, Inc.
Metals USA Plates and Shapes Southeast, Inc.
Metals USA Plates and Shapes Southwest, L.P
Metals USA Specialty Metals Northcentral, Inc.
Metals USA Specialty Metals Northwest, Inc.
National Manufacturing, Inc.
Texas Aluminum Industries, Inc.
Valley Aluminum Co.
Valley Aluminum of Nevada, Inc.
Western Awning Company, Inc.
WSS Transportation, Inc.